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January 28, 1997


Electronic Processing, Inc.
501 Kansas Avenue
Kansas City, Kansas 66105

Gentlemen:

We have assisted in the preparation and filing of a registration statement on Form SB-2, File No. 333-16805, filed with the Securities and Exchange Commission on November 26, 1996 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of an aggregate of up to 2,000,000 shares of Common Stock, no par value (the "Shares"), of Electronic Processing, Inc. (the "Company") (including Common Stock underlying an overallotment option to purchase from the Company up to 240,000 shares of Common Stock).

As counsel for the Company and at the Company's request, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

We have assumed that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

We have also assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with original documents of all documents examined by us as copies of such documents.

Based upon the foregoing and upon information furnished to us by the Company's officers, it is our opinion that the Shares being issued and sold have been duly and validly authorized and, when issued and sold as described in the Registration Statement and in accordance with the terms of the Underwriting Agreement, a form of which was filed as an exhibit to the Registration Statement, and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, the Shares will be legally issued, fully paid and non-assessable.



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Electronic Processing, Inc.
January 28, 1997
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

PETILLON & HANSEN


/s/ Petillon & Hansen